EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, par value $1.50 per share, of Millicom International Cellular S.A. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 11, 2024.

ATLAS LUXCO S.À R.L.		JULES NIEL

By:	/s/ Anthony Maarek.	By:	/s/ Jules Niel
Name:	Anthony Maarek	Name:	Jules Niel
Title:	Manager

JOHN NIEL

By:	/s/ Tigran Khachatryan.	By:	/s/ John Niel
Name:	Tigran Khachatryan	Name:	John Niel
Title:	Manager

ATLAS INVESTISSEMENT		XAVIER NIEL, FOR AND ON BEHALF OF AS PARENT/GUARDIAN OF ELISA NIEL

By:	/s/ Xavier Niel.	By:	/s/ Xavier Niel.
Name:	Xavier Niel	Name:	Xavier Niel
Title:	President of NJJ Holding SAS itself president of Atlas Investissement	Title:	Attorney-in-Fact

ILIAD HOLDING SAS		XAVIER NIEL, FOR AND ON BEHALF OF AS PARENT/GUARDIAN OF JOSEPH NIEL

By:	/s/ Xavier Niel.	By:	/s/ Xavier Niel.
Name:	Xavier Niel	Name:	Xavier Niel
Title:	President	Title:	Attorney-in-Fact

XAVIER NIEL

By:	/s/ Xavier Niel.

ANNEX A

Executive Officers and Directors of Atlas Luxco S.à r.l.

The name and principal occupation of each director and executive officer of Luxco S.à r.l. are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Murielle Brouillet-McSorley	Class B Manager (Gérant de Catégorie B)	Class B Manager (Gérant de Catégorie B)	France
Tigran Khachatryan	Class B Manager (Gérant de Catégorie B)	Class B Manager (Gérant de Catégorie B)	Luxembourg
Anthony Maarek	Class A Manager (Gérant de Catégorie A)	Class A Manager (Gérant de Catégorie A)	France

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

Executive Officers and Directors of Atlas Investissement

The name and principal occupation of each director and executive officer of Atlas Investissement are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Xavier Niel	President (Président) of NJJ Holding SAS, itself being President (Président) of Atlas Investissement	President (Président) of NJJ Holding SAS, itself being President (Président) of Atlas Investissement	France
Anthony Maarek	Managing Director (Directeur Général)	Managing Director (Directeur Général)	France
Pierre-Alain Allemand	Managing Director (Directeur Général)	Managing Director (Directeur Général)	France

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

Executive Officers and Directors of Iliad Holding SAS

The name and principal occupation of each director and executive officer of Iliad Holding SAS are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Xavier Niel	President (Président)	President (Président)	France

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

Other Reporting Persons

The principal business address for Jules Niel, John Niel, Elisa Niel and Joseph Niel is 16 rue de la Ville l’Evêque 75008 Paris, France.